Exhibit 10.3

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

AMENDED

RESEARCH AND LICENSE AGREEMENT

Execution Copy

This AMENDED RESEARCH AND LICENSE AGREEMENT (the “Agreement”) is made between Prosensa Holding B.V., a company organized under the laws of The Netherlands, having its principal place of business at Leiden at Wassenaarseweg 72 (2333 AL) Leiden (“Prosensa”) and Academisch Ziekenhuis Leiden, acting under the name of Leiden University Medical Center, organized under the laws of The Netherlands, having its principal place of business at Albinusdreef 2, 2333 ZA Leiden (“LUMC”);

WHEREAS

A The Parties have entered into a research and license agreement dated September 1, 2003, aimed at the (further) development and commercialization of a treatment against Duchenne Muscular Dystrophy, based on LUMC’s and Prosensa’s intellectual property (the “Original Agreement”);

B Prosensa wishes to extend and amend the license granted by LUMC to Prosensa under the Original Agreement to (amongst other things) not limit its scope to a certain field and include Products useful for other human indications and Products for non-human applications;

C LUMC is willing to extend the license granted by LUMC to Prosensa under the Original Agreement under the terms and conditions set forth herein;

D In view of the above, the Parties wish to amend the Original Agreement in its entirety as follows with effect as from March 1, 2008 (the “Effective Amendment Date”):

ARTICLE 1. DEFINITIONS

For purposes of this Agreement, the terms defined in this Article 1 shall have the meanings specified below. Certain terms are defined in other sections of this Agreement.

1.1	*****

1.2	Affiliate shall mean any corporation or other entity which controls, is controlled by, or is under common control with a Party. A corporation or other entity shall be regarded as in control of another corporation or entity if it owns or directly or indirectly controls more than fifty percent (50%) of the voting stock or other ownership interest of the other corporation or entity, or if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the corporation or other entity or the power to elect or appoint more than fifty percent (50%) of the members of the governing body of the corporation or other entity.

1.3	Broad Claim shall mean a patent claim within the LUMC Patent Rights that covers the manufacture and/or sale of at least one Product in at least one of the following subfields within Europe or the United States: down regulation or modulation function.

1.4	Collaborative Research Projects shall have the meaning assigned to it in Article 2.1 of this Agreement.

1.5	Effective Amendment Date shall mean March 1, 2008.

1.6	Existing Joint Patent Rights shall mean the 5 joint Patent Rights of LUMC and Prosensa as identified and named in Exhibit 2 to this Agreement.

1.7	Future Joint Patent Rights shall mean joint Patent Rights of LUMC and Prosensa developed in the course of and arising out of one or more Collaborative Research Projects and in the scope of the exon skipping methodology as described in the LUMC and Existing Joint Patent Rights.

1.8	Human Field shall mean therapeutic, diagnostic and preventive applications in a human disease or condition.

1.9	Initial Indication shall mean Duchenne Muscular Dystrophy, spinal muscular atrophy (SMA), bethlem myopathy, myotubular myopathy, limb-girdle muscular dystrophy 2A and 2B, Miyoshi myopathy and merosin deficient muscular dystrophy.

1.10	Joint Patent Rights shall mean the Existing Joint Patent Rights and the Future Joint Patent Rights.

1.11	LUMC Patent Rights shall mean the Patent Rights exclusively owned by LUMC and identified and named on Exhibit 1 hereto.

1.12	LUMC Technology shall mean the Technology which is useful for the development, production and/or commercialization of the Products and which has been discovered, made or conceived solely by LUMC employees, agents or consultants in the research group of Prof. Van Ommen and have been shared by LUMC with Prosensa before the Effective Amendment Date and which is described in Exhibit 3A hereto.

1.13	LUMC Tangible Technology shall mean the standard operation procedures and/or other information and/or materials described in Exhibit 3B hereto.

1.14	Net Licensing Income shall, for the calculation of royalties under this Agreement, mean any and all income received by Prosensa or any of its Affiliates from a sublicensee in consideration for the sublicensing of the LUMC Patent Rights and/or LUMC’s interest in the Joint Patent Rights, other than (i) equity investments in Prosensa or its Affiliates; (ii) amounts paid by such sublicensee and/or subsidies/grants received for research and/or development work actually performed by Prosensa or its Affiliates in connection with such sublicense and (iii) running royalties on Net Sales (which are subject to pass through royalties set forth in Section 6.4.2. hereof).

1.15	Net Sales shall mean, for each Product, the gross invoiced sales price billed by Prosensa or its Affiliates or (as to pass through royalties referred to in Section 6.4.2.) a sublicensee to unrelated Third Parties who can set their sales price independently from Prosensa, its Affiliates or its sublicensees, therefore including distributors, less, to the extent such amounts are included in the gross invoiced sales price, actual (a) trade quantity and cash discounts and rebates and retroactive price reductions or allowances actually allowed or granted from the billed amount, (b) freight, packaging and insurance costs, (c) taxes, import duties, custom duties, etc. and (d) amounts repaid or credited.

1.16	Non Human Field shall mean all applications other than the Human Field.

1.17	Non Orphan Drug Indication shall mean a human disease or condition other than an Orphan Drug Indication or an Initial Indication

1.18	Original Agreement shall mean the Research and License Agreement between Prosensa and LUMC of September 1, 2003.

1.19	Orphan Drug Indication shall mean a human disease or condition that is not an Initial Indication and that is designated as a rare disease or condition under the US FDA Orphan Drug Act or similar legislation or regulation in Europe.

1.20	Patent Rights shall mean any patents, patent applications, certificates of invention, or applications for certificates of invention, together with any extensions, registrations, confirmations, reissues, divisionals, continuations or continuations in part, reexaminations or renewals that may be sought, filed or obtained and patent term extensions and supplementary protection certificates granted on such patents.

1.21	Parties shall mean the parties to this Agreement.

1.22	Phase I study shall mean a human clinical trial utilizing a Product formulation and intended to demonstrate safety.

1.23	Products shall mean any product that harbors the LUMC Technology or the manufacture, development, use, marketing and/or sale of which would infringe, on a country by country basis, all or some of the Valid Claims of the LUMC Patents or Joint Patent Rights if no license would have been granted hereunder.

1.24	Prosensa Patent Rights shall mean those Patent Rights that exclusively owned by Prosensa, are, as of the Effective Amendment Date, used by LUMC pursuant to a research license granted by Prosensa to LUMC and are identified and named on Exhibit 4 hereto.

1.25	Prosensa Technology shall mean the Technology that is exclusively owned by Prosensa, is as of the Effective Amendment Date, used by LUMC pursuant to a research license granted by Prosensa to LUMC and is identified and named on Exhibit 4 hereto.

1.26	Quarter shall mean a period of three calendar months commencing on 1st January, 1st April, 1st July and 1st October in each year during the term of this Agreement.

1.27	Regulatory Approvals shall mean all approvals from regulatory authorities in any country required lawfully to manufacture market and sell the Products in any such country including, where applicable, grants of orphan drug status for the Products.

1.28	Subfield means, within the Human Field, a human disease, or any condition characterized by specific symptoms and/or signs according to the acceptable definitions as used by the medical community, for example breast cancer, colon cancer, type 1 Diabetes, type 2 Diabetes etc.

1.29	Technology shall mean inventions, trade secrets, know-how, data and other intellectual property of any kind, excluding Patent Rights.

1.30	Territory shall mean the world.

1.31	Third Party shall mean any entity other than the Parties and their respective Affiliates.

1.32	Valid Patent Claim shall mean a claim of a valid patent application or an issued and unexpired patent within the LUMC Patent Rights and/or Joint Patent Rights, whatever is the case, that has not been finally denied by a patent authority, has not been disclaimed or abandoned or withdrawn and has not been held unenforceable or invalid or permanently revoked by a decision of a court or other governmental agency of competent jurisdiction, un-appealable or un-appealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue or written disclaimer or otherwise, including patent term extensions and supplementary protection certificates granted on such patents. If there should be two or more decisions within the same country that are conflicting with respect to the invalidity of the same claim, the decision of the highest tribunal shall thereafter control. However, should the tribunals be of equal authority, then the decision or decisions holding the claim valid shall prevail where the conflicting decisions are equal in number and the majority of decisions shall prevail where the conflicting decisions are not equal in number

ARTICLE 2. COLLABORATIVE RESEARCH PROJECTS

2.1	LUMC and Prosensa may decide to jointly conduct future bilateral collaborative research projects, all as to be further agreed in writing (“Collaborative Research Projects”). Where such Collaborative Research Projects generate Future Joint Patent Rights, the license rights granted in Article 3 of the Agreement will be extended to cover such Future Joint Patent Rights. For the avoidance of doubt, any joint research initiative involving Third Parties, falls out of the scope of this section. Any other terms and conditions of such Collaborative Research Projects, including the grant to LUMC of a royalty-free, non-exclusive, research license under Prosensa’s intellectual property rights that might be required by LUMC to execute the activities assigned to it under such Collaborative Research Project, will be agreed in good faith on a per Collaborative Research Project basis (notwithstanding the research license by Prosensa to LUMC referred to in Section 3.5 hereof).

ARTICLE 3. GRANTS AND RESERVATION OF RIGHTS

3.1	Grant of rights on Patent Rights and LUMC Tangible Technology by LUMC to Prosensa. LUMC hereby grants to Prosensa an exclusive right and license under the LUMC Patent Rights, LUMC’s interest in the Joint Patent Rights and the LUMC Tangible Technology without any limitation as to a field of application to develop, make, have made, use, offer for sale, sell, have sold, import and export the Products within the Territory. Said license includes the right to grant sublicenses subject to Section 6.4 hereof.

3.2	Grant of rights on LUMC Technology other than LUMC Tangible Technology by LUMC to Prosensa. LUMC hereby grants to Prosensa a non-exclusive right and license, with the right to sublicense (subject to Section 6.4 hereof), to use the LUMC Technology other than the LUMC Tangible Technology without any limitation as to a field of application to develop, make, have made, use, offer for sale, sell, have sold, import and export the Products within the Territory.

3.3	Reservation of Rights. Notwithstanding the license granted under Section 3.1 and 3.2 hereof, LUMC at all times reserves the right to use the LUMC Patents, LUMC’s rights in the Joint Patents, The LUMC Tangible Technology and the LUMC Technology (a) to perform or have performed research projects and (b) for educational purposes and (c) for all purposes that are not subject to this Agreement, in which regard Prosensa acknowledges that it has received only those rights from LUMC that are granted by LUMC to it hereunder.

3.4	Grant of rights by Prosensa to LUMC. Prosensa hereby grants to LUMC a non-exclusive, royalty free license under the Prosensa Patent Rights and the Prosensa Technology for the sole purpose of enabling LUMC to perform internal, non commercial, research.

3.5	Joint Patent Rights. Without the prior written consent of the other Party, neither Party will be entitled to any other rights under the Joint Patent Rights than those which have been mutually agreed on in this Agreement.

3.6	Right to data. Each Party shall own or continue to own at their discretion all data incorporated in the Patent Rights and/or the Technology owned solely by such Party in accordance with this Agreement. The Parties shall jointly own all data incorporated in the Joint Patent Rights and (joint) Technology.

3.7	Transfer of data. As soon as practical, LUMC shall transfer to Prosensa all materials, know-how, data and underlying documents in LUMC’s possession necessary to enable Prosensa to obtain in accordance with this Agreement Regulatory Approvals and to manufacture, market and sell the Products.

3.8	Annual Review. From March 2011 onwards an annual review will be conducted by Prosensa and LUMC. This review will be attended by a minimum of two and a maximum of four representatives of each Prosensa and LUMC (in principle including G.J. van Ommen). Parties will use its best effort to provide for representatives with decision making authority to be present at the annual review.

3.8.1	In this review ***** will provide ***** in writing with a list of all ***** where ***** is ***** of the LUMC Patent Rights and/or the Joint Patent Rights.

3.8.2

If ***** recognizes an opportunity ***** of an ***** in a certain ***** that is not on the latest *****, whether by itself or by being approached by a ***** may submit such opportunity to ***** together with at least the following information: *****. ***** and ***** will in good faith discuss whether or not ***** is willing of ***** this ***** further (whether or not through *****). If ***** wishes to ***** the ***** or ***** for such ***** it shall submit to *****, within ***** from the day that in the discussions ***** indicated to be interested in *****, proof that it has initiated or recommenced ***** the LUMC Patent Rights and/or Joint Patent Rights in such *****. If ***** notifies ***** in writing that it is not interested or does not provide such ***** in time, its ***** under this Agreement will be *****. If, however,

***** can not show ***** by ***** in such ***** within ***** after such rights have been ***** will ***** an ***** within such *****. Such a ***** shall again be subject to all the terms and conditions of this Agreement.

3.8.3	In the event a ***** wishes to obtain ***** under the LUMC Patent Rights and/or Joint Patents Rights for the development thereof, the following shall apply. ***** will only be able not to enter into such good faith negotiations with ***** on a license, if the required license is within a ***** that is on the ***** or if ***** provides ***** in writing ***** within the ***** in which the ***** is interested within ***** of the request by ***** . If the ***** requested by ***** is not on the ***** and/or ***** does not timely submit abovementioned ***** is obliged to enter into a ***** agreement with ***** and ***** shall keep ***** informed.

3.8.4	If ***** is approached by ***** with regard to an ***** will directly inform ***** hereof and refer ***** to ***** for further discussions. ***** shall not negotiate or discuss directly with *****, subject to article 3.8.3 of this Agreement.

3.8.5	***** may also identify previous *****. If ***** chooses to ***** in this ***** and ***** has already developed ***** may (but is not obliged to) offer such *****. If ***** is willing to offer *****, the Parties will negotiate in good faith ***** arising from *****.

ARTICLE 4. DEVELOPMENT / REGULATORY APPROVAL

4.1	General. Prosensa shall be responsible for (further) developing, distributing, marketing and selling the Products.

4.2	Responsibilities of Prosensa. Prosensa shall be responsible for:

(i)	further development of the Product towards obtaining Regulatory Approval;

(ii)	obtaining Regulatory Approval for the Products in all countries within the Territory where sale of the Products is commercially viable, such commercial viability to be assessed at Prosensa’s absolute discretion. The Products shall be sold under trademarks selected by Prosensa.

4.3	Regulatory Licenses. Prosensa shall hold the licenses issued in respect of Regulatory Approval submissions made pursuant to this Agreement. Each Party shall have an irrevocable right of access and reference, during the term of this Agreement, to such Regulatory Approval licenses for uses set forth in or consistent with this Agreement.

ARTICLE 5. PRODUCTION

5.1	Process Development. Prosensa will use commercially reasonable and diligent efforts to (further) develop a process for the manufacture of the Products and to scale up that process to levels sufficient for clinical and commercial supply, respectively. Prosensa may, if it so elects, subcontract with Third Parties for the execution of clinical trials and/or the manufacture of the Products.

ARTICLE 6. CONSIDERATION

6.1	Initial Payments.

6.1.1	Upfront. Within 30 days after the signing of this Agreement, Prosensa shall pay to LUMC the following amounts:

a.	In partial consideration for the abandonment of the restrictions to the field, an amount of € 488.746,46 (four hundred eighty-eight thousand seven hundred and forty-six euros and forty-six cents) being the total out-of-pocket-expenses incurred by LUMC from September 1, 2003 until the Effective Amendment Date pursuant to Sections 7.4.1 and 7.4.3 of the Original Agreement as demonstrated by LUMC in the form of invoices from its external patent attorney(s); plus

b.	an amount of € 100,000 (one hundred thousand euro), being the milestone event set forth in Section 6.2(a) of the Original Agreement for the Initial Indication, which milestone event is deemed to be achieved; plus

c.	An upfront signing fee of € 100,000 (one hundred thousand euro).

6.1.2	Patent milestone payments. In further consideration for the abandonment of the restriction to the field and in addition to other amounts payable by Prosensa under this Agreement, Prosensa shall pay to LUMC the following non-refundable, non-creditable amounts upon achievement of the following events:

a	An amount of ***** upon granting of the first claim on the parent patent application “induction of exon skipping in eukaryotic cells” with priority date 21 September 2000 in either Europe or the United States (regardless whether such a claim is a Broad Claim or a claim in the field of DMD only).

b	An amount of ***** on 31 December 2009 or, if earlier, upon the grant of the first Broad Claim on the parent patent application titled: “induction of exon skipping in eukaryotic cells” with priority date 21 September 2000 in either Europe or the United States.

c	The payments mentioned above will not be affected by the outcome of a review as agreed in Section 3.8 hereof nor by the termination of this Agreement. Any payment mentioned above will be immediately due and payable upon termination of the Agreement

6.2	Milestone Payments within Human Field

6.2.1	In further consideration of the rights granted by LUMC to Prosensa, Prosensa shall make the following non-refundable, non-creditable, milestone payments to LUMC:

Milestone 1: Upon start of the first formal toxicity study with a (potential) Product:

Orphan Drug Indication	Non-Orphan Drug Indication
*****	*****

Milestone 2: Within 30 days from the successful completion of the first Phase I study with a (potential) Product.

Orphan Drug Indication	Non-Orphan Drug Indication
*****	*****

Milestone 3: Within 30 days from filing for Regulatory Approval at either the US FDA or the European EMEA of a Product, whatever comes first, provided that at the date of filing, both the Product and the indication are covered by a Valid Patent Claim.

Initial Indication	Other Orphan Drug Indications	Non-Orphan Drug Indication
*****	*****	*****

Milestone 4: Within 30 days of reaching cumulative Net Sales and Net Licensing Income of ***** per Indication per Product, provided that at the date of reaching such cumulative income the Products that are generating the income are covered by a Valid Patent Claim.

Initial Indication	Other Orphan Drug Indications	Non-Orphan Drug Indication
*****	*****	*****

6.2.2	Milestones only payable once. Regardless of how many Products will be developed per *****, the payment of the milestones shall only be payable once per ***** whereby the Initial Indication is one *****.

6.2.3	Milestone under Valid Claim of Existing Joint Patents Rights. In the event that upon the occurrence of milestone 3 or milestone 4 for a certain Product, other than an Initial Indication Product, there is no Valid Claim of a LUMC Patent Right, but there is a Valid Claim of an Existing Joint Patent Right, the milestone payment due will be discounted by *****.

6.2.4	Milestones under Valid Claims of Future Joint Patents Rights. In the event that upon the occurrence of milestone 3 or milestone 4 for a certain Product there is no Valid Claim of a LUMC Patent Right or an Existing Joint Patent Right, but there is a Valid Claim of a Future Joint Patent Right, the milestone payment due will be discounted ***** in such a Future Joint Patent Right (in accordance with Section 6.6. of this Agreement).

6.2.5	Survival of Milestone Payments. Any payment mentioned above that has become due during the term of this Agreement will not be affected by the outcome of a review as agreed in section 3.8 of this Agreement and will – if not yet paid – be immediately payable upon termination of the Agreement.

6.3	Prosensa’s royalty obligations on Net Sales by Prosensa and its Affiliates in Human Field.

6.3.1	Running royalties on Net Sales. In further consideration of the rights granted by LUMC to Prosensa, Prosensa shall pay to LUMC a percentage royalty on Net Sales generated by Prosensa and/or its Affiliates. The percentages of royalties to be paid on Net Sales generated by Prosensa and/or its Affiliates will be the following:

Royalties on Net Sales made by Prosensa and Affiliates (on a country-by-country basis)	Initial Indication	Orphan Drug Indications	Non-Orphan Drug Indications
On Net Sales of Products the sale or manufacture of which is covered by a Valid Claim of a LUMC Patent Right	*****	*****	*****

On Net Sales of Products the sale or manufacture of which is not covered by at least one Valid Claim of the LUMC Patent Rights but is covered by at least one Valid Claim of an Existing Joint Patent Right	*****	*****	*****

On Net Sales of Products the sale or manufacture of which is not covered by a Valid Claim of an LUMC Patent Right or an Existing Joint Patent Right, but is covered by a Valid Claim of a Future Joint Patent Right	*****	***** is applicable in the default situation of article *****. If the ownership percentages differ, the starting point for deductions is *****	***** is applicable in the default situation of article *****. If the ownership percentages differ, the starting point for deductions is *****

On Net Sales of Products not covered by any Valid Claim of LUMC or Joint Patent Rights in the country of sale or manufacture of such Product	*****	*****	*****

6.3.2	Option to reduce milestones / increase royalty for Non Orphan Drug Indication Products. Until filing for Regulatory Approval for a Product at either the US FDA or the European EMEA whatever comes first (so before payment of Milestone 3), Prosensa may elect to reduce the milestone payments of an Non-Orphan Drug Indication to the amount of milestone payments of an Orphan Drug Indication as included in article 6.2, provided that in such an event the royalty rates included in this article 6.3 on Net Sales of such Non Orphan Drug Indication Products will be (a) ***** in the event of Net Sales of Products covered by LUMC Patent Rights, (b) ***** in the event of Net Sales of Products covered by Existing Joint Patent Rights and (c) ***** in the event of Net Sales of Products covered by Future Joint Patent Rights, to be discounted pro rata ownership percentage of Prosensa in such Future Joint Patent Rights in accordance with Section 6.6 hereof.

6.3.3	Third Party royalty obligations. If Prosensa, in the reasonable exercise of its business judgment, determines after the Effective Amendment Date that it must license Third Party Patent Rights in order to develop, make, have made, use, market and/or sell Products within the Territory, the royalty due to LUMC, “R” *****.

6.4	Prosensa’s royalty obligations in the event of sublicensing in Human Field. Prosensa has the right to sublicense the LUMC Patent Rights or LUMC’s interest in the Joint Patent Rights within the Human Field, provided the sub license(s) include exploitation obligations for the sub licensee(s) as well as (Net Sales) royalty provisions.

6.4.1.	Royalties on Net Licensing Income. In the event Prosensa chooses to sublicense, the percentages of royalties to be paid on Net Licensing Income generated by Prosensa and/or its Affiliates will be the following: (remainder of page intentionally left blank)

Royalties on Net Licensing Income	Initial Indications	Orphan Drug Indications	Non-Orphan Drug Indications
As long as there is a Valid Claim of a LUMC Patent Right	*****	*****	*****

As long as there is a Valid Claim of an Existing Joint Patent Right, but no Valid Claim of a LUMC Patent Right	*****	*****	*****

As long as there is a Valid Claim on a Future Joint Patent Right, but no Valid Claim of a LUMC Patent Right or Existing Joint Patent Right	***** on Net Licensing Income received prior to Regulatory Approval of the Product. ***** thereof on Net Licensing Income received after Regulatory Approval of the Product	***** are applicable in the default situation of article *****. If the ownership percentages differ, the starting point for deductions is respectively *****.	***** are applicable in the default situation of article *****. If the ownership percentages differ, the starting point for deductions is respectively *****.

When there is no Valid Claim of a LUMC Patent Right or a Joint Patent Right but products do harbour (unpatented) LUMC Technology

***** on Net Licensing Income received prior to Regulatory Approval of the Product.

***** thereof on Net Licensing Income received after Regulatory Approval, for a maximum of ***** after first commercial sale of that Product.

		***** maximum duration of ***** after first commercial sale of that Product	***** maximum duration of ***** after first commercial sale of that Product

6.4.2.	Pass Through Royalties. In the event of sublicensing, Prosensa shall, in addition to the royalties on Net Licensing Income, pay a royalty on Net Sales generated by the sublicensees as follows:

Royalties on Net Sales made by sublicensees (“pass through royalties”)	Initial Indication	Orphan Drug Indication	Non-Orphan Drug Indication
On Net Sales of Products the sale or manufacture of which is covered by a Valid Claim of a LUMC Patent Right	*****	*****	*****

On Net Sales of Products the sale or manufacture of which is not covered by at least one Valid Claim of the LUMC Patents Rights but is covered by at least one Valid Claim of an Existing Joint Patent Right	*****	*****	*****

On Net Sales of Products the sale or manufacture of which is not covered by a Valid Claim of an LUMC Patent Right or an Existing Joint Patent Right, but is covered by a Valid Claim of a Future Joint Patent Right	***** is applicable in the default situation of article *****. If the ownership percentages differ, the starting point for deductions is *****	***** is applicable in the default situation of article *****. If the ownership percentages differ, the starting point for deductions is *****	***** is applicable in the default situation of article *****. If the ownership percentages differ, the starting point for deductions is *****

On Net Sales of Products not covered by any Valid Claim of a LUMC Patent Right or Joint Patent Rights in the country of sale or manufacture of such Product	*****	*****	*****

6.4.3.	Option to reduce milestone payments for Non Orphan Drug Indication Products. Until filing for Regulatory Approval for a Product at either the US FDA or the European EMEA whatever comes first, (so before payment of Milestone 3), Prosensa may elect to reduce the milestone payments of an Non-Orphan Drug Indication to the amount of milestone payments of an Orphan Drug Indication as included in article 6.2, provided that in such an event the royalty rates on Net Licensing Income for such Non Orphan Drug Indication Product on sublicenses will be increased to the royalty percentages as reflected in the table below.

Royalties on Net Licensing Income	Non-Orphan Drug Indications when Orphan Drug Indication Milestones were paid
As long as there is a Valid Claim of a LUMC Patent Right	*****

As long as there is a Valid Claim of an Existing Joint Patent Right, but no Valid Claim on a LUMC Patent Right	*****

As long as there is a Valid Claim on a Future Joint Patent Right, but no Valid Claim of a LUMC Patent Right or Existing Joint Patent Right	***** is applicable in the default situation of article *****. If the ownership percentages differ, the starting point for deductions is respectively *****.

When there is no Valid Claim of a LUMC Patent Right or a Joint Patent Right but products do harbour (unpatented) LUMC Technology	***** maximum duration of ***** after first commercial sale

6.5	Non Human Field consideration

6.5.1.	Royalties on Net Sales. In further consideration of the rights granted by LUMC to Prosensa, upon signing of this Agreement, Prosensa shall make a non-refundable, non-creditable payment of ***** to LUMC. In addition thereto, Prosensa shall pay to LUMC a ***** royalty on Net Sales generated by Prosensa and/or its Affiliates on Products in Non Human Fields to the extent the manufacture or sale thereof is covered by a Valid Claim of the LUMC Patent Rights in such country.

6.5.2.	Royalties on Net Licensing Income. Prosensa shall pay to LUMC the following royalty percentages on Net Licensing Income generated by Prosensa and/or its Affiliates on sublicenses in Non Human Fields:

Royalties on Net Licensing Income made by Prosensa and Affiliates	Non Human Fields
As long as there is a Valid Claim of a LUMC Patent Right	*****

As long as there is a Valid Claim of an Existing Joint Patent, but no Valid Claim of a LUMC Patent Right	*****

As long as there is a Valid Claim of a Future Joint Patent Right, but no Valid Claim of a LUMC Patent Right or Existing Joint Patent Right	***** is applicable in the default situation of article *****. If the ownership percentages differ, the starting point for deductions is *****

When there is no Valid Claim of a LUMC Patent or a Joint Patent Right but products do harbour (unpatented) LUMC Technology	***** For a maximum of ***** after first commercial sale

6.6	Ownership percentage of Future Joint Patent Rights.

In the event Prosensa and LUMC file a Future Joint Patent Right, the ownership percentages will be *****, unless , based on each party’s intellectual contribution to the invention a different ownership percentage is justified. In that case Parties will in good faith agree on a different ownership percentage, that reflects each party’s intellectual contribution to the invention. If no consensus on ownership percentages is reached within 3 months after the PCT filing date of the Future Joint Patent Right, a ***** will be assumed for the calculation of the milestone and royalty rates of this article 6. If consensus is reached on a different ownership percentage, the reduction in royalties will not be ***** but will be adjusted in correspondence with the relative ownership percentages.

6.7	Payment of royalties. All amounts due to LUMC under Section 6.3, Section 6.4 and Section 6.5 hereof (royalties) shall be computed on the basis of Net Licensing Income and Net Sales in each Quarter, and the royalties due for Net Licensing Income and Net Sales in a Quarter shall be remitted to LUMC within thirty (30) days after the end of such Quarter, which payment shall be accompanied by a summary of the Net Licensing Income and Net Sales in such Quarter.

6.8	Interest on late payments. Any payment to be made hereunder that is not made on or before the date such payment is due under this Agreement, shall bear interest at the rate equal to the wettelijke rente as set by the Netherlands Ministry of Justice from time to time, the interest amount due to be calculated on the basis of the actual number of days payment is overdue divided by 365.

6.9	Audit. LUMC shall at all times have the right to have its auditor or, at LUMC’s election, an external auditor (LUMC’s Auditor) review the calculation of Net Sales Income and Net Licensing Income by Prosensa and by its Affiliates or sublicensees, to the extent relevant for LUMC to verify whether all royalties due to LUMC under this Agreement have been paid to LUMC. The costs of such audit shall be borne by LUMC unless such audit reveals a difference between the amount due to LUMC and the amount actually paid to LUMC of more than seven percent (7%) in which event the costs of such audit shall be borne by Prosensa. For the avoidance of doubt, such rights of LUMC shall not extend to review of the administration of sublicensees, provided Prosensa has the right to audit its sublicensees, at the request of LUMC’s Auditor, and LUMC’s Auditor shall have access to the results of such an audit.

6.10	Withholding taxes.

Prosensa shall withhold any taxes on such royalties as required by law and pay them to the proper tax authorities to the extent required by applicable laws. Prosensa shall maintain official receipts of payment of any withholding taxes and forward these receipts to LUMC within 60 days. The Parties will exercise diligent efforts to ensure that any withholding taxes imposed are reduced as far as possible under the provisions of any treaties applicable to any payment made there under.

ARTICLE 7. PATENT RIGHTS

7.1	Trademarks. Prosensa shall devise and own all trademarks for the sale and use of the Products and all expenses thereof shall be borne by Prosensa. All such trademarks shall be registered in the name of Prosensa if and when registered anywhere in the Territory.

7.2	Filing, Prosecution and Maintenance of Patent Rights:

7.2.1	Filing of Future Joint Patent Rights. Prosensa and LUMC shall jointly file any Future Joint Patent Right.

7.2.2	Prosecution and Maintenance. Prosensa shall take all reasonable steps to maintain and prosecute the LUMC Patent Rights and the Joint Patent Rights (including Future Joint Patent Rights, if any) during the term of this Agreement and shall pay all costs and fees associated therewith promptly when due. Prosensa agrees to consult with LUMC and keep LUMC informed concerning such patent matters and Prosensa shall not abandon any application or cease to maintain any granted or issued patent in any part of the Territory without prior consultation with LUMC. Notwithstanding the foregoing, Prosensa reserves the right to abandon any patent application or patent which is part of the LUMC Patent Rights or the Joint Patent Rights during the term of this Agreement, if it reasonably determines that the benefit to be gained from continuing with that application or maintaining that patent is outweighed by the costs of prosecution or maintenance. In such cases of non-prosecution or abandonment, Prosensa shall notify LUMC in writing at least sixty (60) days prior to taking such action so to enable LUMC to take such actions itself at LUMC’s expense. LUMC shall, at Prosensa’s expense, make available to Prosensa any documentation, data and other information, and shall render the assistance, necessary to enable Prosensa to file, prosecute and maintain Patent Rights hereunder. Prosensa shall do the same in case of its abandonment of the patent and the notification of LUMC that it wishes to continue said patent.

7.2.3	Prosecution and Maintenance after termination. In the event of termination of this Agreement the patent management of all Joint Patent Rights will be done and all costs will be borne by LUMC and Prosensa jointly.

7.2.4	Notice of Infringement. Each Party shall inform the other Party promptly in writing of any alleged infringement of patents issued from the LUMC Patent Rights or Joint Patent Rights by a third party of which such Party becomes aware and of any available evidence thereof.

7.3	Right to Enforce

7.3.1	First Rights to Enforce LUMC Patent Rights and Joint Patent Rights. During the term of this Agreement, Prosensa shall have the first right, but shall not be obligated, to take action at its own expense against all (alleged) infringements of LUMC Patent Rights and/or Joint Patent Rights. Prosensa may include LUMC as a Party plaintiff in any such infringement action, without expense to LUMC. The total cost of any such infringement action commenced or defended solely by Prosensa shall be borne by Prosensa and Prosensa shall keep any recovery or damages for past infringement derived there from. Any un-reimbursable infringement action costs incurred by Prosensa shall be deducted from the Net Sales Income and/or the Net Licensing Income, before calculation of the royalty fee, provided, however, that (i) Prosensa will not detract more than ***** of Net Sales Income or the Net Licensing Income over which the royalty should be calculated in one year, but remains entitled to the compensation of the rest of the un-reimbursable infringement action costs in further years and that (ii) any rewards obtained by Prosensa as a result from such enforcement action will be considered Net Sales and subject to royalties. Prosensa will not enter into any settlement, consent judgment or other voluntary final disposition of the infringement action without the consent of LUMC, such consent not to be unreasonably withheld or delayed.

7.3.2	Second Right to Enforce LUMC Patent Rights and/or Joint Patent Rights. If within three (3) months after having been notified, or having given notice, of any alleged infringement, Prosensa shall have been unsuccessful in persuading the alleged infringer to desist and shall not have brought and shall not be diligently prosecuting an infringement action, or if Prosensa shall notify LUMC at any time prior thereto of its intention not to bring an infringement claim against any alleged infringer, then, LUMC shall have the right to take enforcement actions at its own expense against any (alleged) infringers of LUMC Patent Rights and/or Joint Patent Rights and LUMC may, for such purposes, use the name of Prosensa as party plaintiff. The total cost of any such infringement action commenced or defended solely by LUMC shall be borne by LUMC and LUMC shall keep any recovery or damages for past infringement derived there from. LUMC will not enter into any settlement, consent judgment or other voluntary final disposition of the infringement action without the consent of Prosensa, such consent not to be unreasonably withheld or delayed.

7.4	Defense of Patent Rights.

7.4.1	LUMC and Prosensa shall each promptly notify the other in writing of any challenge (including an interference or opposition proceeding) relating to any of the LUMC Patent Rights and Joint Patent Rights.

7.4.2	First Right to Respond to challenge of LUMC Patent Rights and/or Joint Patent Rights. Prosensa shall have the first right to respond to a challenge (invalidity action, opposition proceeding, interference proceeding or otherwise) of the LUMC Patent Rights or Joint Patent Rights at Prosensa’s expense. Prosensa shall exercise its right to respond in a diligent and timely manner in order to protect the rights of LUMC under the applicable Patent Rights. In the event Prosensa elects to so respond, LUMC will cooperate with Prosensa’s legal counsel and be available and assist in such proceedings at Prosensa’s reasonable request and at Prosensa’s cost. Any un-reimbursable costs of such a defense action incurred by Prosensa shall be deducted from the Net Sales Income and/or the Net Licensing Income, before calculation of the royalty fee, provided, however, that (i) Prosensa will not detract more than ***** of the Net Sales Income or the Net Licensing Income over which the royalty should be calculated in one year, but remains entitled to the compensation of the rest of the un-reimbursable defense action costs in further years and that (ii) any rewards obtained by Prosensa as a result from such defense action will be considered Net Sales and subject to royalties.

7.4.3	Second Right to Respond to challenge of LUMC Patent Rights and/or Joint Patent Rights. If Prosensa does not exercise its right to respond as provided in Article 7.4.2 within sixty (60) days of becoming aware of or being notified of such challenge, then LUMC shall have the option to do so at its sole cost. LUMC shall keep any recovery or damages derived there from.

7.4.4	Serious weakening of LUMC Patent Rights. In the event of a challenge of the LUMC Patent Rights that results in a serious weakening of the LUMC Patent Rights, the Parties shall in good faith renegotiate a reduction in the royalty.

7.5	Registration of License. To the extent not yet executed, LUMC will, within sixty (60) days after signing of this Agreement, at its own expense, diligently begin the process whereby the license rights granted under this Agreement will be recorded at each patent register, where possible, in territories where there are LUMC Patent Rights. LUMC should confirm to Prosensa in writing that this has been done.

ARTICLE 8. CONFIDENTIALITY

8.1	Maintenance of Confidentiality. Each Party (the “Receiving Party”) agrees, both during the term of this Agreement and for a period of five (5) years thereafter, to hold all information given to it by the other Party (the “Disclosing Party”) that is identified or should reasonably be regarded as confidential (the “Confidential Information”) in confidence and not to make the Confidential Information available in any form to any third party (provided that Prosensa may disclose Confidential Information to its Affiliates, agents, and actual and potential sublicensees under appropriate confidentiality agreements) or to use the Confidential Information for any purpose other than the purposes described in this Agreement. The Receiving Party agrees to take all reasonable steps to ensure that Confidential Information is not disclosed or distributed by its employees or agents in violation of this Agreement, including limiting disclosure to employees or other persons who have a need to know and who have signed appropriate confidentiality agreements. These restrictions on use and disclosure shall not apply to the extent that any Confidential Information (a) is or becomes a part of the public domain through no act or omission of the Receiving Party in violation of this Agreement; (b) was in the Receiving Party’s lawful possession prior to the disclosure and had not been obtained by the Receiving Party from the Disclosing Party as evidenced by written records; (c) is lawfully disclosed to the Receiving Party by a third party without restriction on disclosure; (d) is independently developed by the Receiving Party by personnel not having access to the Confidential Information as evidenced by written records; or (e) is required to be disclosed by law, order or regulation of a government agency or court of competent jurisdiction; provided the Receiving Party shall use reasonable efforts to notify the Disclosing Party of such obligated disclosure.

8.2	Public Announcement. Each Party agrees not to disclose any term of this Agreement without the prior written consent of the other Party (provided, however, that Prosensa may disclose the terms of this Agreement to potential financial investors under appropriate confidentiality agreements). The Parties agree that all press releases related to any announcement (if at all) of the execution of this Agreement shall be issued jointly by and be subject to the mutual written approval of Prosensa and LUMC and that the Party preparing any such press release shall provide the other Party with a draft thereof reasonably in advance of disclosure so as to permit the other Party to review and comment on such press release.

ARTICLE 9. REPRESENTATIONS, WARRANTIES AND INDEMNITIES

9.1	Authorization. Each Party warrants and represents to the other Party that (a) it has the legal right and power to enter into this Agreement, to extend the rights and licenses granted to the other Party, and to perform fully its obligations hereunder, (b) this Agreement has been duly executed and delivered and is a valid and binding agreement of such Party, enforceable in accordance with its terms, (c) such Party has obtained all necessary approvals to the transactions contemplated hereby, and (d) such Party has not made and, for as long as it is legally bound hereunder, will not make any commitments to Third Parties in conflict with or in derogation of said rights and licenses of this Agreement.

9.2	Intellectual Property Rights.

9.2.1	LUMC. LUMC hereby represents and warrants as of the Effective Amendment Date that (a) it is sole owner of the LUMC Patent Rights (b) that the LUMC Patent Rights are free and clear of any lien or other encumbrance; (c) that it has not granted any license under the LUMC Patent Rights; (d) to the best of its knowledge no Third Party has filed suit for alleged infringement by the LUMC Patent Rights upon the rights of such party; and (e) to the best of its knowledge no patent office or other relevant patent authority of any jurisdiction within the Territory has issued final notice that it rejects to any pending patent application under the LUMC Patent Rights or that any Third Party has filed opposition proceedings or objection to any pending patent application under the LUMC Patent Rights.

9.3	Covenant. Prosensa hereby covenants that it will use commercially reasonable and diligent efforts to (further) develop the Products towards obtaining Regulatory Approval, to obtain Regulatory Approvals and to commercialize the Products in the Territory, including (but not limited to) prosecution, maintenance and defense of intellectual property rights of Prosensa related to such Products.

9.4	Limitation of Liability. Notwithstanding anything else in this Agreement, neither Party will be liable with respect to any subject matter of this Agreement under any contract, negligence, strict liability or other legal or equitable principle for (a) any indirect, incidental, consequential or punitive damages, or (b) loss of profits, or (c) cost of procurement of substitute goods, technology or services.

9.5	LUMC Indemnification. LUMC shall indemnify, defend and hold harmless Prosensa, its Affiliates and their respective directors, officers, employees, and agents and their respective successors, heirs and permitted assigns (the “Prosensa Indemnitees”), and shall not take any recourse actions towards Prosensa, against any liability, damage, loss or expense (including reasonable attorneys’ fees and expenses of litigation) incurred by or imposed upon the Prosensa Indemnitees, or any of them, in connection with any claims, suits, actions, demands or judgments of Third Parties, including without limitation personal injury and product liability matters arising out of or relating to (a) any breach by LUMC of its obligations or representations and warranties set forth in this Agreement; or (b) any actions caused by LUMC or any Affiliate, licensee, sublicensee, distributor or agent of LUMC under this Agreement (including the Collaborative Research Projects), save for gross negligence or willful misconduct of Prosensa or breach of warranties or representations by Prosensa. The Prosensa Indemnitees shall promptly notify LUMC of any action or claim for which they are to be indemnified.

9.6	Prosensa Indemnification. Prosensa shall indemnify, defend and hold harmless LUMC, its Affiliates and their respective directors, officers, employees, and agents and their respective successors, heirs and permitted assigns (the “LUMC Indemnitees”), and shall not take any recourse actions towards LUMC, against any liability, damage, loss or expense (including reasonable attorneys’ fees and expenses of litigation) incurred by or imposed upon the LUMC Indemnitees, or any of them, in connection with any claims, suits, actions, demands or judgments of third parties, including without limitation personal injury and product liability matters arising out of or relating to (a) any breach by Prosensa of its obligations or representations and warranties set forth in this Agreement; (b) any actions caused by Prosensa or any Affiliate, licensee, sublicensees, distributor or agent of LUMC under this Agreement (including the Collaborative Research Projects) or (c) the use, development, manufacture, import, promotion, distribution and sale of the Products (save for gross negligence or willful misconduct of LUMC or breach of any warranty or representation by LUMC). The LUMC Indemnitees shall promptly notify Prosensa of any action or claim for which they are to be indemnified.

9.6	Disclaimer of Representations and Warranties. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PROSENSA NOR LUMC MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

ARTICLE 10. TERM AND TERMINATION

10.1	Term. This Agreement enters into force on the Effective Amendment Date and shall, unless terminated sooner pursuant to Section 10.2 hereof, expire on a country-by-country basis upon the expiration date of the last to expire of the LUMC Patent Rights or Joint Patent Rights issued in such country, or upon the expiration date of the last to expire grant of orphan drug status issued in such country, or 15 years from the first commercial sale of Product in such country, whichever of these three moments occurs later.

10.2	Termination. This Agreement may be terminated in the following circumstances:

10.2.1	For Prosensa’s failure to perform. If Prosensa fails to use commercially reasonable and diligent efforts to perform any material duty imposed upon Prosensa under this Agreement and such failure to perform is not cured within six (6) months of written notice thereof from LUMC (which notification should clearly state the grounds for non performance), LUMC may elect, in its sole discretion, to terminate this Agreement.

10.2.2	Partial Termination. This agreement can be partly terminated (only for a certain *****), pursuant to the procedure as laid down in Section 3.8 of this Agreement.

10.2.3	For Material Breach. If either Party commits a breach of any material obligation under this Agreement, and such breach is not cured within ninety (90) days of written notice thereof from the non-breaching Party, the non-breaching Party may elect, in its sole discretion, to terminate this Agreement.

10.2.4	Upon Insolvency. Either Party may terminate this Agreement upon the bankruptcy, insolvency, dissolution or winding-up of the other Party.

10.2.5	For Convenience. Prosensa may elect to terminate this Agreement without cause upon 6 (six) months’ written notice.

10.2.6	With mutual consent. The Parties may at any time terminate this Agreement by mutual written consent.

10.3	Effect of Termination:

10.3.1	Termination by LUMC. Upon termination of this Agreement by LUMC pursuant to Sections 10.2.1, 10.2.3 or 10.2.4 hereof,

a)	Prosensa shall cease all uses of the LUMC Patent Rights and LUMC Technology pertaining thereto, as well as sales of the Products;

b)	The licenses granted by LUMC to Prosensa under this Agreement shall terminate automatically and revert to LUMC.

c)	The (research) license granted by Prosensa to LUMC set forth in Section 3.4 shall survive.

10.3.2	Termination by Prosensa. Upon termination of this Agreement by Prosensa pursuant to Sections 10.2.3 or 10.2.4 hereof, the licenses granted by LUMC to Prosensa hereunder shall survive such termination (provided that Prosensa’s financial obligations hereunder shall only survive to the extent these existed prior to such termination).

10.3.3	Termination by Prosensa for Convenience. Upon termination by Prosensa on the basis of Section 10.2.4 hereof (termination for convenience), the provisions of Section 10.3.1 shall apply.

10.3.4	Termination by mutual consent. Upon termination by the Parties with mutual consent as referred to in Section 10.2.5, the Parties shall jointly decide what the effects of the terminations shall be.

10.4	Surviving Provisions. Notwithstanding any provision to the contrary herein, the rights and obligations set forth in Sections 3.2, 3.4, 7, 8, 9, 11 and 12 hereof shall survive the expiration or termination of this Agreement.

ARTICLE 11. MISCELLANEOUS

11.1	Force Majeure. Neither Party shall be held liable or responsible to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement if such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, including, without limitation, fire, floods, embargoes, war, acts of war, insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority; provided, however, that the Party so affected shall use commercially reasonable and diligent efforts to avoid or remove such causes of non-performance, and shall continue performance hereunder with reasonable dispatch wherever such causes are removed. Each Party shall provide the other Party with prompt written notice of any delay or failure to perform that occurs by reason of force majeure. The Parties shall mutually seek a resolution of the delay or the failure to perform in good faith.

11.2	Assignment. This Agreement may not be assigned or otherwise transferred by either Party without the consent of the other Party, such consent not to be unreasonably withheld or delayed, provided, however, that either Party may, without such consent, assign its rights and obligations under this Agreement (a) in connection with a corporate reorganization, to any Affiliate, or (b) in connection with a merger, consolidation or sale of substantially all of such Party’s assets to a Third Party. Any purported assignment in violation of this Section 11.2 shall be void.

11.3	Severability. If one or more of the provisions of this Agreement shall be held invalid, illegal or unenforceable, the remaining provisions shall not in any way be affected or impaired thereby. In the event any provision is held invalid, illegal or unenforceable, the Parties shall use reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as is practical, implements the purposes of the provision held invalid, illegal or unenforceable.

11.4	Exhibits. The Exhibits attached to this Agreement form an integral part of this Agreement.

11.5	Notices. Any consent, notice or report required or permitted to be given or made under this Agreement by one Party to the other shall be in writing (by courier, facsimile or registered mail), for each Party to the address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor in accordance with this Section 11.5 and shall be effective upon receipt by the addressee:

If to LUMC:	LUMC
T.a.v. Prof. G.J.B. van Ommen
Postbus 9600
2300 RC Leiden
Einthovenweg 20
2333 ZC Leiden
Postzone: S4-P
cc. Dr. R. Smailes
Rijnsburgerweg 10
2333 AA Leiden

If to Prosensa:	Prosensa
Attn. Mr. H. Schikan, CEO
Wassenaarseweg 72
2333 AL Leiden

11.6	Entire Agreement. This Agreement contains the entire understanding of the Parties with respect to the subject matter hereof. All express or implied agreements and understandings, either oral or written, including the Original Agreement, are expressly merged into and made a part of this Agreement and this Agreement, therefore, sets aside any and all of such earlier agreements and understandings. This Agreement may not be amended other than with the written consent of both Parties.

11.7	Headings. The headings to the several Articles and Sections in this Agreement are not a part of this Agreement, but are merely guides to assist in locating and reading the several Articles and Sections hereof.

11.8	Waiver. Except as expressly provided herein, the waiver by either Party of any right hereunder or of any failure to perform or any breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other failure to perform or breach by said other Party, whether of a similar nature or otherwise.

ARTICLE 12. APPLICABLE LAW / COMPETENT COURT

12.1	Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of The Netherlands.

12.2	Competent Court. Any disputes arising between the Parties relating to, arising out of or in any way connected with this Agreement or any term or condition hereof or the performance by either Party of its obligations hereunder, whether before or after termination of this Agreement, that the Parties fail to settle amicably within a reasonable period of time shall be exclusively submitted to the competent court of The Hague, The Netherlands, including summary proceedings and notwithstanding the right of appeal in first and second instance.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

LUMC		Prosensa Holding B.V.

Signature:	/s/ Ir. H.M. le Clercq	Signature:	/s/ H.G.C.P. Schikan

Name:	Ir. H.M. le Clercq	Name:	H.G.C.P. Schikan
Title:	Chairman, Executive Board	Title:	Chief Executive Officer

Signature:	/s/ Dr. J.P. Rotmans
Name:	Dr. J.P. Rotmans
Title:	Division Manager

EXHIBIT 1

LUMC PATENT RIGHTS

Pre-2005 Series	Priority	Applicant	Inventors	Patent Agent

Series 1 – Exon Skipping	21 Sep 2000	LUMC	Van Ommen GJB, van Deutekom JC; Den Dunnen JT	P54258 - Vereenigde
Series 2 – Multiskip	21 March 2003	LUMC	Van Ommen GJB, van Deutekom JC; Den Dunnen JT; Aartsma-Rus A	P63917 - Vereenigde

Post-2005 Series	Priority	Applicant	Inventors	Patent Agent

Series 3 – Exon SR Skipping	22 April 2005	LUMC	Van Ommen GJB, ‘t Hoen PAC; Sterrenburg PJ; Den Dunnen JT	P72834 - Vereenigde
Series 4 – Double Targeting	19 May 2006	LUMC	Aartsma-Rus A; van Deutekom, JCT; Van Ommen GJB	P77466 - Vereenigde
Series 9 – BMP4	20 April 2006	LUMC	Van Ommen GJB, ‘t Hoen PAC; Sterrenburg PJ; Den Dunnen JT	P73951 - Vereenigde

EXHIBIT 2

EXISTING JOINT PATENT RIGHTS

EXHIBIT 2 EXISTING JOINT PATENTS

Post-2005 Series	Priority	Applicant	Inventors	Patent Agent
Series 5 – Exon Skip Combination	26 October 2007	LUMC & Prosensa	Aartsma-Rus A, Van Ommen GJB, De Kimpe J, Van Deutekom JCT, Platenburg GJ	P81820 - Vereenigde
Series 6 – Exon 44	14 May 2008	LUMC & Prosensa	Aartsma-Rus A, Van Ommen GJB, De Kimpe J, Van Deutekom JCT, Platenburg GJ	P84297 - Vereenigde
Exon 45	30 January 2009	LUMC & Prosensa	Aartsma-Rus A, Van Ommen GJB, De Kimpe J, Van Deutekom JCT, Platenburg GJ	P6024691 - NOB
Exons 43, 46, 50–53	11 March 2009	LUMC & Prosensa	Aartsma-Rus A, Van Ommen GJB, De Kimpe J, Van Deutekom JCT, Platenburg GJ	P6024689 - NOB
Molecules for targeting compounds to various selected organs or tissues	12 July 2007	LUMC & Prosensa	Heemskerk JA, Van Kuik-Romeijn P, Van Deutekom JCT, Platenburg GJ	P6010208 - NOB

EXHIBIT 3A

LUMC TECHNOLOGY

LUMC Technology means:

1.	Patient material e.d.
a.	Patient derived and control cell cultures
b.	Tissue biopsies (tissue bank)
c.	Blood, and tissue biopsy sampling
d.	Screening capacity
i.	LGTC sequencing facility,
ii.	MLPA,
iii.	prescreening back up,
iv.	protein sample analysis,
v.	FACS,
vi.	Q-PCR,
vii.	FISH and immunofluorescence analysis
e.	Virus stocks for screening (back up)
f.	Storage tissue samples (back up)
g.	Patient databases
h.	Diagnostic materials (e.g. antibodies)

2.	AON
a.	AON testing in vitro and vivo (RNA and protein level)
b.	Complement activation and cytotoxicity assay
c.	Analytical support assays (e.g. MS, MALDI-TOF etc)

3.	Animals
a.	In situ imaging
b.	Animal models in the field (e.g. hDMD, mdx)
c.	Functional outcome analysis in animal models (e.g. muscle strength)
d.	Sample collection
e.	Administration routes

4.	Lab technology
a.	Odyssey imaging system
b.	Agilent LabChip analysis system
c.	Cryostat
d.	Microscopy
e.	FACS
f.	Library (array) screening technology

The materials described under 1a, b, c and g will only be considered LUMC Technology if and for as far as it is legally possible to grant Prosensa the rights as described in the Agreement and only if and for as far as all the relevant parties have given their consent to the use by Prosensa of these materials as described in this Agreement.

EXHIBIT 3B

LUMC TANGIBLE TECHNOLOGY

EXHIBIT 4

PROSENSA TECHNOLOGY

Prosensa Technology means:

•	Optimalised Western blot protocol

•	Ligatie-hybridisatie technology (‘the ELISA’) to determine AON concentrates in tissue

•	Production of AONs, sugar-AON conjugates, peptide-AON conjugates, fluorescent peptides (fee for service)

•

Patient derived and control cell cultures. These patient derived and control cell cultures will only be considered Prosensa Technology if and for as far as it is legally possible to grant LUMC the rights as described in the Agreement and only if and for as far as all the relevant parties have given their consent to the use by LUMC of these materials as described in this Agreement.